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                                                                EXHIBIT 10.96


                                PROMISSORY NOTE



$1,650,000.00                                                   May 31, 1996



         FOR VALUE RECEIVED, the undersigned, Channel 55 of Albany, Inc., a Florida corporation (the "Maker"), promises to pay to Cornerstone Television, Inc., a non-profit corporation organized under the laws of the Commonwealth of Pennsylvania (the "Payee"), the principal sum of One Million Six Hundred Fifty Thousand Dollars ($1,650,000.00), together with interest accrued thereon as provided in this Promissory Note ("Note"), as follows:

                 (a) Payments shall be due under this Note on successive Payment Dates, which shall be the first day of each calendar month, until the principal amount of this Note and all accrued interest has been paid in full as provided herein, except that if any such date is not a business day, the Payment Date shall be the next succeeding business day.

                 (b) On the first Payment Date, which shall be July 1, 1996, and on each of the next eighty-three Payment Dates after the date of this Note, Maker shall pay an installment of principal and accrued interest in the amount of $25,923.25. Each installment shall be applied first to all interest accrued and unpaid on the unpaid principal amount of this Note at the rate specified below and then to the principal amount of this Note.

         1. Place of Payment. Both principal and interest shall be payable to Payee in lawful money of the United States of America, at its offices located at Route #48, Signal Hill Drive, Wall, Pennsylvania 16148.

         2. Interest. The unpaid principal balance of this Note shall bear interest from the date hereof at a rate equal to the lesser of (a) 8.25% per annum or (b) the maximum rate, if any, permissible under applicable law. Any overdue payments hereunder shall bear interest at an annual rate equal to the rate announced from time to time by the Bank of New York as its prime commercial lending rate plus two percent (2%).
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         3. Prepayments.  The principal hereof (together with accrued interest thereon) may be prepaid from time to time, in whole or in part, without premium or penalty, any such prepayment to be applied to payments of principal in inverse order of maturity.

         4. Other Agreements.  This Note constitutes the "Note" described in
Section 2.4 of the Asset Purchase Agreement, dated as of December 11, 1995, between the Maker and the Payee, to which Agreement reference is hereby made. This Note is entitled to the benefits of the Guaranty of Paxson Communications Corporation (the "Guarantor") dated of even date herewith (as the same may from time to time be modified, supplemented, renewed or amended, the "Guaranty"). TIME IS OF THE ESSENCE WITH REGARD TO THIS NOTE.

         The occurrence of any one of the following events shall constitute an event of default hereunder (individually, an "EVENT OF DEFAULT" and collectively, the "EVENTS OF DEFAULT"):

                 a. Any failure to pay when due or any portion of any payment required to be made by this Note within 10 days of the applicable due date; or

                 b. Paxson Communications Corporation shall default in any of its obligations under the Guaranty; or

                 c. Maker shall (i) admit in writing its inability to pay its debts as such debts become due; (ii) make an assignment for the benefit of creditors; (iii) file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation, or have any such petition field against it and shall fail to discharge same within thirty days (30); or (iv) have a receiver, custodian or trustee appointed for all or a substantial part of its property.

                 Forthwith, upon becoming aware of any Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, Maker shall furnish to Payee notice thereof.

                 If any Event of Default shall occur and be continuing, in addition to all other rights and remedies available to Payee, Payee may declare by notice to Maker the outstanding amount under this Note immediately due and payable. Payee may proceed to protect and enforce its rights, whether by suit in equity or action at law, for payment of such amounts as have become due and payable (whether or not by acceleration) hereunder or to enforce any provision hereof. If Payee institutes legal proceedings to enforce this Note as a result of an Event of Default, Maker agrees to pay to Payee, upon demand, in addition to any other amounts due hereunder, all amounts incurred by Payee (including reasonable attorneys' fees and expenses) in connection with any action to enforce or collect this Note or Guaranty.

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         No waiver by Payee of any Event of Default shall be effective unless in writing. The waiver by Payee of any event of Default shall not operate as a waiver of any other Eventof Default or of the same Event of Default on a future occasion. Any failure by Payee to insist upon strict performance by Maker of any of the terms and provisions of this Note shall not be deemed to be a waiver of any of the terms or provisions of this Note and Payee shall have the right thereafter to insist upon strict performance by Maker of any and all of them.

         5. Sale of Station. If Maker sells Television Station WOCD(TV) Amsterdam, New York (the "Station") to a party unaffiliated with the Maker or the Guarantor, Maker shall notify Payee prior to the consummation of such a sale and Payee may, at its option, declare the Note immediately due and payable upon the sale of the Station to the party unaffiliated with the Maker or the Guarantor.

         6. Waivers. Except as otherwise expressly provided herein, Maker waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, performance, default or enforcement of this Note. Maker's obligation under this Note are absolute and unconditional and Maker shall not have and hereby forever waives any right or claim of setoff, recoupment, deduction, diminution or holdback against payment hereunder. This waiver is not intended to prejudice any of the rights of either Maker or Payee under the Asset Purchase Agreement of December 11, 1995 between Maker and Payee.

         7. No Assignments. This Note shall be binding upon Maker and shall inure to the benefit of, and be enforceable by, the Payee, and its heirs, representatives and assigns. In no event may Maker assign its obligations under this Note without the prior written consent of Payee.

         8. FCC Compliance. Notwithstanding anything to the contrary contained in this Note or in any of the documents or instruments executed in connection with this Note, Payee will not take any action pursuant to this Note or any of such other documents or instruments that would constitute or result in any assignment of a license granted by the Federal Communications Commission or any change of control of any broadcast station operated by the Maker, if such assignment of license or change of control would require under then existing law (including the written rules and regulations promulgated by the Federal Communications Commission), the prior approval of the Federal Communications Commission, without first obtaining such approval of the Federal Communications Commission.

         9. Exculpation. Payee shall not have recourse to any member, officer, director, or agent of Maker for payment of any of the obligations of Maker under this Note.

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         All notices, claims, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if personally delivered or on the date of receipt or refusal indicated on the return receipt if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as set forth in the Asset Purchase Agreement.

        Maker irrevocably waives any and all right it may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note, or any transaction contemplated in any of such documents. Maker acknowledges that the foregoing waiver is knowing and voluntary.

         10. Amendment. This Note may not be amended, modified or supplemented except by an instrument in writing signed on behalf of the parties or enforcement of this Note.

         11. Governing Law. This Note shall be governed by the laws of the State of Florida.


                                       CHANNEL 55 OF ALBANY, INC.



                                       By:  /s/ William L. Watson
                                           ----------------------------------
                                           Name:  William L. Watson
                                           Title:  Secretary

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